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                                                                   Exhibit 10.10

                   MANAGEMENT STOCKHOLDER EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made by and between Forseon Corporation, a Delaware corporation (the "COMPANY"), and Allen Merrill, an individual resident of the State of California (the "EMPLOYEE"), as of the 25th day of March, 1999. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Merger Agreement (as defined herein).

         WHEREAS, the Employee has been employed by the Company and had entered into that certain Agreement Re: Change in Control dated March 26, 1998, with the Company (the "PRIOR AGREEMENT"); and

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 25, 1999 (the "MERGER AGREEMENT"), by and among the Company, Towne Services, Inc. ("PARENT"), TSI Acquisition One, Inc., a Georgia corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), and certain of the stockholders of the Company, Merger Sub is to merge with and into the Company (the "MERGER"); and

         WHEREAS, following the transactions contemplated by the Merger Agreement, the Company will be the surviving corporation of the Merger and will employ the Employee; and

         WHEREAS, the Employee is willing to terminate certain provisions of the Prior Agreement and serve the Company on the terms and conditions herein provided; and

         WHEREAS, the Merger Agreement provides that it is a condition precedent to the obligations of the parties to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement that the Company and the Employee shall have entered into this Agreement, the effectiveness hereof being expressly conditioned on consummation of the Merger.

         NOW THEREFORE, in consideration of the foregoing, and the mutual premises and covenants and agreements contained herein and subject to the conditions contained herein, the parties agree as follows:

                          ARTICLE I - EMPLOYMENT TERMS

                  1.1 Termination of Prior Agreement. The Prior Agreement is terminated effective as of the Closing.

                  1.2 Employment. The Company shall employ the Employee, and the Employee shall serve the Company, as Senior Vice President of Finance - Forseon Division upon the terms and conditions set forth herein. The Employee shall work from the Company's offices in California. The Employee shall have such authority and responsibilities consistent with his position with the Company immediately prior to the Effective Time and as assigned by the President and Chief Operating Officer of Parent from time to time reasonably consistent with the Employee's title and commonly incident to the Employee's position, including those listed on


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Exhibit A attached hereto. The Employee shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy, as amended from time to time. The Employee may serve as a director or advisor to other organizations, to perform charitable and other community activities and to manage his personal investments; provided, however, that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company.

                  1.3 Term. Unless earlier terminated as provided herein, the term of Employee's employment ("TERM") under this Agreement shall be for a period of twenty-four (24) months.

                  1.4 Compensation and Benefits.

                  (a) The Company shall pay the Employee a salary at a rate of $95,000 per annum in accordance with the salary payment practices of Company. The Board of Directors of Company or the President and Chief Operating Officer of Parent may increase the Employee's base salary if they determine in their sole discretion that an increase is appropriate.

                  (b) The Employee shall be entitled to participate in all retirement, life and health insurance, disability, option plans and other similar benefit plans or programs of the Parent now or hereafter available to the Employee or available generally to officers of the Parent in comparable senior management positions; provided, however, that during any period during the Term that the Employee is disabled, and during the 120-day period of physical or mental infirmity leading up to the Employee's Disability, the amount of the Employee's compensation provided under this Section 1.4 shall be reduced by the sum of the amounts, if any, paid to the Employee for the same period under any disability benefit or pension plan of the Company, Parent or any of their subsidiaries.

                  (c) The Employee shall be eligible to receive bonus payments (not more than once annually) based upon achievement of targeted levels of performance and such other criteria as the President and Chief Operating Officer of Parent shall determine from time to time, such bonus not to exceed 20% of Employee's annual base salary. The determination of any bonus amount shall be within the good faith discretion of the President and the Chief Operating Officer of Parent. In addition, the Employee shall receive an annual performance review from the President and Chief Operating Officer of the Parent or his designee.

                  (d) The Company shall reimburse the Employee for all reasonable ordinary and necessary travel, seminar and other expenses related to the Employee's duties which are incurred and accounted for in accordance with the reimbursement practices of the Company.

                  (e) Employee shall be entitled to four (4) weeks paid vacation annually during the Term of employment by the Company hereunder.



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                       ARTICLE II - COVENANTS OF EMPLOYEE

         Section 2.1 Confidentiality. Employee recognizes the interest of the Company in maintaining the confidential nature of its proprietary and other business and commercial information. In connection therewith, Employee covenants that during the term of his employment with the Company under this Agreement, and for a period of two(2) years thereafter, Employee shall not, directly or indirectly, except as authorized by the Company's Board of Directors, publish, disclose or use for his own benefit or for the benefit of a business or entity other than the Company or otherwise, any secret or confidential matter, or proprietary or other information not in the public domain that was acquired by Employee during his employment, relating to the Company's, Parent's or any of its or their subsidiaries' businesses, operations, customers, suppliers, products, employees, financial affairs or industry practices, technology, know-how or intellectual property or other similar information (the "PROPRIETARY INFORMATION"). Proprietary Information does not include information that: (i) is filed with the SEC and which is not subject to a request for confidential treatment made to the SEC or any other government agency or authority; (ii) becomes generally available to the public other than as a result of an improper disclosure by the Employee; (iii) was available to the Employee prior to its disclosure to the Employee (provided the Employee has no knowledge that such information was obtained, directly or indirectly, from a source that was bound by a confidentiality agreement with or other obligation of secrecy to the Parent, the Company, or their representatives); or (iv) becomes available to the Employee, directly or indirectly, from a source other than the Parent, the Company, or their representatives or employees, provided that such source is not known by the Employee to be bound by a confidentiality agreement with or other obligation of secrecy to the Parent, the Company or their representatives or affiliates.

         Employee will abide by the Company's and Parent's lawful policies and regulations, as established from time to time, for the protection of its Proprietary Information. Employee acknowledges that all records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to the Company, Parent or their affiliated entities shall be and remain the sole property of the Company, Parent and/or such affiliated entity and shall, upon the request of the Company or Parent, turn over all copies of such Proprietary Information to the Company or Parent (together with a written statement certifying as to his compliance with the foregoing).

         Section 2.2 Non-Solicitation of Customers. During the Term, and for a period of two (2) years thereafter, Employee shall not directly or indirectly, through one or more intermediaries or otherwise, solicit or attempt to solicit Customers, to induce or encourage them to acquire or obtain from anyone other than the Company or Parent, service competitive with or substitute for any Company Service. For purposes of this Section, a "CUSTOMER" refers to any person or group of persons with whom Employee has direct material contact with regard to selling, delivery or support of Company Services, including servicing such person's or group's account, during the period of one(1) year preceding the date hereof; and "COMPANY SERVICES" refers to the services that the Company performed, offered or sold within six (6) months prior to the date hereof.



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         Section 2.3 Non-Solicitation of Employees. During the Term and for a
period of two (2) years thereafter, Employee shall not, directly or indirectly, through one or more intermediaries or otherwise, employ, induce, solicit for employment, or assist others in employing, inducing or soliciting for employment any individual who is, at any time during the twelve (12) month period immediately preceding such solicitation, an employee of the Company, Parent or any of their subsidiaries for the purpose of providing services that are the same or similar to the types of services offered or engaged in by the Company as of the date hereof.

         Section 2.4 Trade Secrets. Employee shall not, at any time, use or disclose any Trade Secrets (as defined under applicable law) of Company, Parent, or any of their subsidiaries, except in fulfillment of his duties as an employee of the Company, Parent or any affiliate thereof, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

         Section 2.5 Rights to Work Product. Except as expressly provided in this Agreement, the Company alone shall be entitled to all benefits, profits and results arising from or incidental to Employee's Work Product (as defined below). To the greatest extent possible, any work product, property, data, documentation or information or materials prepared, conceived, discovered, developed or created by Employee in connection with performing his employment responsibilities during the term (including the term under the Prior Agreement) ("WORK PRODUCT") shall be deemed to be "work made for hire" as defined in the Copyright Act, 17 U.S.C.A. ss. 101 et seq., as amended, and owned exclusively and perpetually by the Company. Employee hereby unconditionally and irrevocably transfers and assigns to the Company all intellectual property or other rights, title and interest Employee may currently have (or in the future may have) by operation of law or otherwise in or to any Work Product. Employee agrees to execute and deliver to the Company any transfers, assignments, documents or other instruments which the Company may deem necessary or appropriate to vest complete and perpetual title and ownership of any Work Product and all associated rights exclusively in the Company. The Company shall have the right to adapt, change, revise, delete from, add to and/or rearrange the Work Product or any part thereof written or created by Employee, and to combine the same with other works to any extent, and to change or substitute the title thereof, and in this connection Employee hereby waives the "moral rights" of authors as that term is commonly understood throughout the world including, without limitation, any similar rights or principles of law which Employee may now or later have by virtue of the law of any locality, state, nation, treaty, convention or other source. Unless otherwise specifically agreed, Employee shall not be entitled to any compensation in addition to that provided for in Section 1 of this Agreement for any exercise by the Company of its rights set forth in this Section 2.

         Section 2.6 Reasonableness of Covenants. Employee agrees and acknowledges that the covenants contained herein are a part of this Agreement, are given as of the date of this Agreement and are given in consideration of his continuing employment with the Company. Employee also acknowledges that Parent and the Company have a legitimate present and future expectation of business within the geographic areas presently served by the Company. Employee acknowledges the reasonableness of the term and scope of the covenants set forth in



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this Agreement, and agrees that he will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the covenants set forth herein. Employee further acknowledges that complying with the provisions contained in this Agreement will not preclude him from engaging in a lawful profession, trade or business, or from becoming gainfully employed in such a way as to provide a standard of living for himself, the members of his family, and those dependent upon him of the sort and fashion to which he and they have become accustomed and may expect.

                     ARTICLE III - TERMINATION OF EMPLOYMENT

         Section 3.1 Termination by Company. Employee's employment may be terminated by the Company by giving notice during the Term of this Agreement upon the occurrence of one or more of the following events:

         (a) employee's death or disability which renders Employee incapable of performing his duties for more than one hundred twenty (120) calendar days;

         (b) for "CAUSE", which for purposes of this Agreement shall mean that the Employee shall have:

                  (i) committed an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company;

                  (ii) inflicted material damage to the Company, Parent or their Subsidiaries or any material asset of the Company or Parent;

                  (iii) intentionally or in bad faith violated this Agreement;

                  (iv) subject to applicable state laws, been indicted for or convicted of a felony or any similar crime carrying a prison term of at least one year (regardless of whether imprisonment is actually imposed);

                  (v) a habitual and debilitating use of alcohol or drugs; or

                  (vi) failed to meet performance objectives, as reasonably determined and articulated by the Parent's President; provided, however, that in the event of this subsection (vi) being the sole reason for a termination for Cause, Employee shall have the cure provisions and rights provided for in paragraph (c) hereof.

         (c) In the event of a determination by the Parent's President and Chief Operating Officer that the Employee has failed to meet performance objectives, the Company shall furnish to the Employee in writing a notice of proposed termination setting forth a specific statement of the deficiencies in his performance. The Employee shall then have a period of thirty (30) days, or such longer period as is determined by the President and Chief Operating Officer of Parent, after the giving of such written notice of proposed termination by the Company in which to attempt to effect a cure of the specified deficiencies. If at the end of such period no such cure has been



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effected to the reasonable satisfaction of the President of the Parent, then the
Employee's employment may be terminated as of the end of such period. The
Company shall be obligated to provide to the Employee only one such notice of proposed termination, and if subsequent to effecting a cure of specified deficiencies the Employee is determined by the President and Chief Operating Officer of Parent to have again failed to meet performance expectations, then his employment may be terminated immediately upon the Company's giving of a final notice of termination to the Employee.

         Section 3.2 Good Reason. For purposes of this Agreement, "GOOD REASON" shall mean that the Employee's overall compensation is reduced or adversely modified in any material respect or the Employee's authority or duties are materially changed. For such purposes, the Employee's authority or duties shall conclusively be considered to have been "materially changed" if, without the Employee's express and voluntary written consent, there is any substantial diminution or adverse modification in the Employee's title, status, overall position, responsibilities, reporting relationship, general working environment (including without limitation secretarial and staff support), or if, without the Employee's express and voluntary written consent, the Employee's job location is transferred to a site more than fifty (50) miles away from his place of employment.

         Section 3.3 Severance. For purposes of this Agreement, the Employee's entitlement to severance payments upon termination of his employment shall be as set forth below:

                  (a) Termination Without Cause/Resignation for Good Reason. If the Employee's employment is terminated without Cause or if the Employee resigns for Good Reason, the Employee shall be entitled to his then current salary and benefits pursuant to Section 1.4(a) and 1.4(b) for the period that would remain under this Agreement if the Employee's employment was not terminated without Cause or if the Employee did not resign for Good Reason. Such payments shall be paid to the Employee at regular payroll intervals. Notwithstanding the foregoing, if following a termination of employment without Cause or a resignation for Good Reason the Employee obtains employment with a third party and such employment constitutes "Comparable Employment" then the severance payments pursuant to this Section 3.3(a) shall cease. For purposes of this Agreement, such employment shall be "COMPARABLE EMPLOYMENT" if the salary is equal to or greater than the salary of the Employee at the time of termination from the Company and the job responsibilities are of a similar grade and quality to the Employee's hereunder.

                  (b) Termination For Cause. If the Employee's employment is terminated for Cause pursuant to Section 3.1(b) hereof, the Employee shall not be entitled to any severance pay unless severance pay is approved by the Board of Directors of the Company in its sole discretion. Notwithstanding the foregoing, the Employee shall receive such annual salary that is accrued but unpaid up to the date of such termination for Cause.

                  (c) Termination for Death or Disability. If the Employee's employment is terminated by the Employee's death or disability pursuant to
Section 3.1(a) hereof, the Company's obligations under Section 1.4(a) shall terminate.



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                         ARTICLE IV - GENERAL PROVISIONS

         Section 4.1 Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes and withholdings as shall be required pursuant to any applicable law, rule or regulation.

         Section 4.2 Death or Disability of Employee. If the Employee should die or become disabled during the term of this Agreement, the unpaid portion of the salary hereunder shall be paid as a death benefit or disability benefit, as the case may be, either (i) in a lump sum payment or (ii) over the remaining term of this Agreement, at the sole option of the Company.

         Section 4.3 Notice. For purposes of this Agreement, all communications including, without limitation, notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) business days after having been mailed by United States registered mail or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Chief Executive Officer of the Parent) at Parent's principal office or to Employee at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except the notices of change of address shall be effective only upon receipt.

         Section 4.4 Validity. It is not the intent of any party hereto to violate any public policy of any jurisdiction in which this Agreement may be enforced. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal; provided, however, if the provision so held to be invalid, unenforceable or otherwise illegal constituted a material inducement to a party's execution and delivery of this Agreement, then such provision shall not be reformed unless prior to any reformation that party agrees to be bound by the reformation.

         Section 4.5 Entire Agreement. This Agreement and the Merger Agreement, and the agreements referenced therein supersede any other agreements, oral or written, between the parties with respect to the subject matter hereof, and contains all of the agreements and understandings between the parties with respect to the employment of Employee by the Company. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in a writing signed by both parties hereto.

         Section 4.6 Successors and Binding Agreement.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Company and any Successor of or to the Company, but shall not otherwise be assignable or delegable by the Company. "SUCCESSOR" shall mean any successor in interest, including, without



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limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of the Company, as the case may be, whether by sale, merger, consolidation, reorganization or otherwise.

                  (b) The Company shall require any Successor to agree at the time of becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.

                  (c) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, heirs, distributee and legatees.

                  (d) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 4.6.

         Section 4.7 Captions. The captions in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         Section 4.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

         Section 4.9 Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         Section 4.10 Governing Law; Arbitration. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of laws principles thereof. Any controversy, claim or dispute arising out of or relating to this Agreement, or any breach thereof, including without limitation any dispute concerning the scope of this arbitration clause, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The parties indicate their acceptance of the foregoing arbitration requirement by initialing below:

/s/  Dan Paul                               /s/  Allen Merrill
--------------------------                  ---------------------------
For the Company                             Name:

         Section 4.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.



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         Section 4.12 Prior Agreement Superseded; Release of Claims

         (a) This Agreement shall not be effective unless and until the Closing occurs. As of the Closing, this Agreement shall replace and supersede the Prior Agreement and all other prior agreements between Employee and the Company, whether written or oral, in their entirety and the Prior Agreement all such other prior agreements shall be of no further force or effect.

         (b) As part of the agreements set forth herein and to induce Parent to enter into the Merger, to the fullest extent permitted by law, the Employee hereby fully and forever releases, remises, acquits, and discharges the Company, Parent and their past, present and future subsidiaries, officers, directors, employees, shareholders, attorneys, agents, successors, assigns, representatives and other affiliates (collectively, the "COMPANY RELEASEES"), of and from all claims (as defined by Section 101 of the United States Bankruptcy Code, as amended), debts, demands, actions, causes of action, suits, accounts, damages and liabilities of every name and nature (except for salary, reimbursement of expenses, and related sums in the total amount of $___________), which the Employee represents are due and owing to the Employee), both in law and in equity, whether known or unknown (collectively, the "RELEASED CLAIMS"), that the Employee now has, ever had or may, at any time, claim to have had against any of the Company Releasees, that are based on any event or omission occurring on or prior to the date of this Agreement. Employee represents and warrants to the Company Releasees that it has not voluntarily or involuntarily assigned or suffered any transfer of any of the Released Claims to any other person or entity, and it agrees to indemnify and hold harmless the Company Releasees from and against any loss, damage, liability, cost and expense (including, but not limited to, attorneys' fees incurred in connection therewith or in connection with enforcing this indemnity) asserted against, imposed on or incurred by any Company Releasee by reason of any of such Released Claims which were effectively or purportedly assigned or transferred by the Employee. To the fullest extent permitted by law, Employee hereby waives the benefits of California Civil Code ss.1542 and any other applicable statute or regulation governing general releases or creditors' rights.



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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Employee has signed and sealed this Agreement, effective as of the date first above written.

                                       FORSEON CORPORATION
ATTEST:

By:  /s/  Russell Oliver               By:  /s/  Dan Paul
   -----------------------------          -------------------------------------
   Name:  Russell Oliver                  Name:  Dan Paul
   Title:  Vice President                 Title:  President and Chief Executive
           Client Services                        Officer

            (CORPORATE SEAL)

                                       EMPLOYEE

                                       /s/  Allen Merrill
                                       -----------------------------------------
                                       Name:  Allen Merrill





                                    EXHIBIT A

                         DESCRIPTION OF RESPONSIBILITIES



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